                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:
Jeffrey P. Jorissen
Chief Financial Officer
(248) 208-2500

FOR IMMEDIATE RELEASE



            SUN COMMUNITIES, INC. REPORTS SECOND QUARTER 2005 RESULTS


SOUTHFIELD, MI, JULY 21, 2005 - SUN COMMUNITIES, INC. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported second quarter results.

For the second quarter ended June 30, 2005, total revenues increased 4.9 percent to $51.3 million, compared with $48.9 million in the second quarter of 2004. Funds from operations (FFO) (1) increased from $(42.3) million in the second quarter 2004 to $12.6 million in the second quarter 2005. On a per share/OP Unit basis, FFO was $0.62 for the second quarter of 2005 as compared with $(2.00) for the same period in 2004. Net loss for the second quarter of 2005 was $(0.8) million or $(0.04) per common share, compared with $(47.9) million, or $(2.57) per common share for the same period in 2004. Second quarter 2004 results reflect a charge of $51.6 million for prepayment costs, fees and related expenses and $5.6 million of deferred financing costs associated with the repurchase of $345 million of unsecured debt. Second quarter 2004 earnings, excluding these one-time costs, were FFO of $14.9 million or $0.70 per share/OP unit and net income of $9.3 million or $0.50 per share.

During the second quarter, the Company achieved an increase of 105 revenue producing manufactured housing sites bringing the year-to-date total increase to
394. In addition, the Company sold 99 homes and brokered 172 sales with respective year-to-date totals of 210 and 326.

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July 21, 2005
Page 2


For 121 communities owned throughout both years, total revenues increased 4.0 percent for the three months ended June 30, 2005 and expenses increased 7.7 percent, resulting in an increase in net operating income(2) of 2.6 percent. Same property occupancy in manufactured housing sites increased from 85.0% at December 31, 2004 to 85.6% at June 30, 2005.

"We have leased 394 net sites in our portfolio during the first six months of this year as compared to a loss of 21 sites during the same period last year. This represents about 88% of the budgeted net site increase for the entire year," said Gary A. Shiffman, Chairman and Chief Executive Officer.

"Through June 30, 2005, 512 homes have been sold in our communities. Included are 38 rental homes which have been sold to lessees, 27 of which occurred as a result of our new telemarketing effort which began operations in the second quarter of 2005. We are encouraged by the steady progress in the rental program, which has had a weighted average rental increase of 7% from the level at the beginning of the year, as well as initial success in converting the first of these rentals into sales to the lessees," Shiffman added.

Also during the second quarter, the Company sold two properties located in Florida comprised of 96 manufactured housing sites and 165 recreational vehicle sites for a combined sales price of $5.7 million. These transactions resulted in a $0.8 million gain which is included in interest and other income.

A conference call to discuss second quarter operating results will be held on July 21, 2005, at 11:00 A.M. Eastern Time. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8359. A replay will be available following the call through August 4, 2005, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 158910. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 135 communities comprising approximately 47,300 developed sites and over 7,100 sites suitable for development mainly in the Midwest and Southeast United States.


(1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

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July 21, 2005
Page 3

         Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITS may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.



                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.,
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM
                            -FINANCIAL TABLES FOLLOW-


This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate" and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

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                              SUN COMMUNITIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE PERIODS ENDED JUNE 30, 2005 AND 2004
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                            JUNE 30,                         JUNE 30,
                                                                 ------------------------------   ------------------------------
                                                                     2005             2004            2005             2004
                                                                 -------------    -------------   --------------   -------------
REVENUES
Income from rental property                                          $ 44,020         $ 40,501         $ 89,801        $ 83,369
Revenue from home sales                                                 4,474            6,082            8,224          10,056
Ancillary revenues, net                                                   739              519            1,242           1,116
Interest and other income                                               2,115            1,792            3,427           4,102
                                                                 -------------    -------------   --------------   -------------
    Total revenues                                                     51,348           48,894          102,694          98,643

COSTS AND EXPENSES
Property operating and maintenance                                     11,547           10,068           22,614          20,296
Cost of home sales                                                      3,670            5,137            6,077           8,262
Real estate taxes                                                       3,808            3,353            7,596           6,519
General and administrative - rental property                            3,600            2,647            7,105           5,441
General and administrative - home sales                                 1,512            1,568            3,055           3,061
Depreciation and amortization                                          13,480           10,869           26,548          22,089
Extinguishment of debt                                                      -           51,643                -          51,643
Deferred financing costs related to extinguished debt                       -            5,557                -           5,557
Interest                                                               14,640           11,175           29,365          21,509
Florida storm damage recovery                                             (55)               -             (555)              -
                                                                 -------------    -------------   --------------   -------------
    Total expenses                                                     52,202          102,017          101,805         144,377

       Income (loss) from operations                                     (854)         (53,123)             889         (45,734)

Less income (loss) allocated to minority interest:
  Preferred OP Units                                                        -            1,109              961           2,219
  Common OP Units                                                        (104)          (6,331)              (9)         (5,622)
                                                                 -------------    -------------   --------------   -------------

       Net loss                                                      $   (750)        $(47,901)        $    (63)       $(42,331)
                                                                 =============    =============   ==============   =============

Weighted average common shares outstanding:
  Basic                                                                17,731           18,639           17,789          18,670
                                                                 =============    =============   ==============   =============
  Diluted                                                              17,731           18,639           17,789          18,670
                                                                 =============    =============   ==============   =============

Basic earnings (loss) per share:                                     $  (0.04)        $  (2.57)        $  (0.00)       $  (2.27)
                                                                 =============    =============   ==============   =============

Diluted earnings (loss) per share:                                   $  (0.04)        $  (2.57)        $  (0.00)       $  (2.27)
                                                                 =============    =============   ==============   =============

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              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
                  FOR THE PERIODS ENDED JUNE 30, 2005 AND 2004
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                            JUNE 30,                         JUNE 30,
                                                                 ------------------------------   ------------------------------
                                                                     2005             2004            2005             2004
                                                                 -------------    -------------   --------------   -------------
Net loss                                                             $   (750)        $(47,901)        $    (63)       $(42,331)
Adjustments:
          Depreciation and amortization                                14,100           11,073           27,764          21,914
          Valuation adjustment(3)                                        (153)             889              206             482
          Allocation of SunChamp losses(4)                                  -                -                -             300
          Gain on disposition of assets, net                             (513)               -             (466)
          Income allocated to minority interest                          (104)          (6,331)              (9)         (5,622)
                                                               ---------------  ---------------  ---------------  --------------
Funds from operations                                                $ 12,580         $(42,270)        $ 27,432        $(25,257)
                                                               ===============  ===============  ===============  ==============

Weighted average common shares/OP Units outstanding:
          Basic                                                        20,193           21,112           20,256          21,144
                                                               ===============  ===============  ===============  ==============
          Diluted                                                      20,280           21,112           20,351          21,144
                                                               ===============  ===============  ===============  ==============

FFO per weighted average Common Share/OP                             $   0.62         $  (2.00)        $   1.35        $  (1.19)
     Unit - Basic
                                                               ===============  ===============  ===============  ==============
FFO per weighted average Common Share/OP                             $   0.62         $  (2.00)        $   1.35        $  (1.19)
     Unit - Diluted
                                                               ===============  ===============  ===============  ==============

(3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from FFO. The valuation adjustment is included in interest expense.

(4) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses (based on SunChamp as a stand-alone entity) is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company from SunChamp as a stand-alone entity under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating FFO. A situation such as this is not contemplated in the NAREIT definition of FFO due to the unique circumstances of the transaction. Although not comparable to the precise NAREIT definition, the Company believes the inclusion of this item in its calculation of FFO to be appropriate as noted above.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                             (AMOUNTS IN THOUSANDS)


                                                                            (UNAUDITED)
                                                                           JUNE 30, 2005                DECEMBER 31, 2004
                                                                     --------------------------     ---------------------------
Investment in rental property before accumulated depreciation                      $ 1,430,153                     $ 1,380,553
Total assets                                                                       $ 1,326,809                     $ 1,403,167
Total debt                                                                         $ 1,086,688                     $ 1,078,442
Total minority interests and stockholders' equity                                  $   209,617                     $   292,789

                              SUN COMMUNITIES, INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                  FOR THE PERIODS ENDED JUNE 30, 2005 AND 2004
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                            JUNE 30,                         JUNE 30,
                                                                 ------------------------------   ------------------------------
                                                                     2005             2004            2005             2004
                                                                 -------------    -------------   --------------   -------------
Net loss                                                             $   (750)        $(47,901)        $    (63)       $(42,331)
Unrealized income (loss) on interest rate swaps                        (1,250)           2,857              (76)          1,374
                                                                --------------   --------------    -------------    ------------
Comprehensive loss                                                   $ (2,000)        $(45,044)        $   (139)       $(40,957)
                                                                ==============   ==============    =============    ============